EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of SAB Biotherapeutics, Inc. on Form S-8 to be filed on or about August 12, 2024 of our report dated March 28, 2024, on our audit of the financial statements as of December 31, 2023 and for the year then ended, which report was included in the Annual Report on Form 10-K filed March 29, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

August 12, 2024